Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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1ST CENTURY BANCSHARES, INC.
(Name of Registrant as Specified In Its Charter)

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1875 Century Park East, Suite 1400
Los Angeles, California 90067

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS

DATE:	Wednesday, May 23, 2012
TIME:	5:00 p.m.
PLACE:	1875 Century Park East, Suite 100 Los Angeles, California 90067

To the Stockholders of 1st Century Bancshares, Inc.:

Notice is hereby given that, pursuant to its bylaws and the call of its Board of Directors, the annual meeting of stockholders of 1st Century Bancshares, Inc. will be held at the above date, time and place, for the following purposes, all as set forth in the attached proxy statement:

Proposal No. 1: Election of Directors.  To elect the following persons to serve on the Board of Directors of 1st Century Bancshares, Inc. until the next annual meeting of the stockholders and until his or her successor is elected and has been duly qualified:

Dave Brooks	Alan D. Levy	Nadine I. Watt

Joseph J. Digange	Robert A. Moore	Lewis N. Wolff

Jason P. DiNapoli	Barry D. Pressman, M.D.	Stanley R. Zax

Eric M. George	Alan I. Rothenberg

Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm.  To ratify the appointment of Crowe Horwath LLP as 1st Century Bancshares, Inc.’s independent registered public accounting firm for the year ending December 31, 2012.

Other Business. To transact such other business as may properly come before the annual meeting of stockholders and at any and all adjournments thereof.

Only stockholders of record at the close of business on March 26, 2012 will receive notice of, and be eligible to vote at, the annual meeting of stockholders of 1st Century Bancshares, Inc.

IT IS IMPORTANT THAT ALL STOCKHOLDERS VOTE.  WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE, REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON.  YOU MAY ALSO VOTE BY TELEPHONE OR BY INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD.  IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY REVOKE ANY PROXY PREVIOUSLY SUBMITTED BY VOTING IN PERSON.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 23, 2012:

THIS PROXY STATEMENT AND OUR ANNUAL REPORT TO STOCKHOLDERS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2011 ARE AVAILABLE, FREE OF CHARGE, AT

http://www.1cbank.com/annualmeetingmaterials.html.

Los Angeles, California	By Order of the Board of Directors
April 19, 2012

Alan I. Rothenberg, Chairman of the Board of Directors &	Jason P. DiNapoli, President, Chief Operating Officer &
Chief Executive Officer	Corporate Secretary

1875 Century Park East, Suite 1400
Los Angeles, California 90067

PROXY STATEMENT

This proxy statement contains information about the 2012 annual meeting of stockholders (the “Annual Meeting”) of 1st Century Bancshares, Inc., (“1st Century Bancshares”) to be held on Wednesday, May 23, 2012, beginning at 5:00 p.m., local time, at 1st Century Bancshares’ bank branch located at 1875 Century Park East, Suite 100, Los Angeles, California 90067, and at any postponements or adjournments of the Annual Meeting.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why Did You Send Me This Proxy Statement?

We sent you the notice of the Annual Meeting; this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the Annual Meeting.  This proxy statement contains information that we are required to provide you with under the rules of the U.S. Securities and Exchange Commission (the “SEC”) and that is designed to inform you in connection with voting your shares. You do not need to attend the Annual Meeting to vote your shares.  Instead, you may simply complete, sign and return the enclosed proxy card. You may also vote by telephone or by internet by following the instructions on the enclosed proxy card.

Any proxy given may be revoked at any time prior to its use by filing, with our Corporate Secretary, an instrument revoking such proxy or by the filing of a duly executed proxy bearing a later date.  Any stockholder present at the Annual Meeting who has given a proxy may revoke it simply by voting his or her shares in person, if such stockholder so desires.

Along with this proxy statement, we are also sending you our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which includes our consolidated financial statements.

We will begin sending this proxy statement, notice of the Annual Meeting and the enclosed proxy card on or about April 19, 2012 to all stockholders entitled to vote at the Annual Meeting and at any postponements or adjournments thereof.  The record date for those stockholders entitled to vote at the Annual Meeting is March 26, 2012.  On March 26, 2012 there were 9,027,938 shares of our common stock issued and outstanding.  Common stock is our only class of capital stock.

What Am I Voting On And What Is The Minimum Vote Required To Approve Each Proposal?

The matters to be considered and voted on at the Annual Meeting are:

Proposal No. 1: Election of Directors.  To elect eleven (11) persons to serve on the Board of Directors for a term of one year until the 2013 annual meeting of stockholders and until each of their respective successors are elected and duly qualified. Nominees will be elected as directors by a plurality of the votes cast.

Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm.  To ratify the appointment of Crowe Horwath LLP as 1st Century Bancshares’ independent registered public accounting firm for the year ending December 31, 2012.  The affirmative vote of a majority of the votes represented and entitled to vote at the Annual Meeting is required for the approval of this proposal.

Other Business.  To transact such other business as may properly come before the Annual Meeting and at any and all adjournments thereof. With respect to any other item of business that may come before our Annual Meeting, the proxy holders will vote the proxy in their discretion and in accordance with their best judgment.

How Many Votes Do I Have?

Each share of common stock that you own as of the record date entitles you to one vote.  The proxy card indicates the number of shares of common stock that you own as of the record date and therefore are entitled to vote with respect to any matter properly brought before the Annual Meeting.  Cumulative voting is not permitted.

Stockholders Of Record: Shares Registered In Your Name.

If, on March 26, 2012, your shares of common stock were registered directly in your name with 1st Century Bancshares’ transfer agent, Registrar & Transfer Company, then you are a stockholder of record.  As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy.  Whether or not you plan to attend the Annual Meeting, we urge you to sign, date and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owners: Shares Registered In The Name Of Your Broker, Bank Or Nominee.

If, on March 26, 2012, your shares were held in an account at a bank, brokerage firm or other agent or nominee on your behalf, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization maintaining your account is the stockholder of record for purposes of voting at the Annual Meeting.  As a beneficial owner, you have the right to direct your bank, broker or other agent or nominee on how to vote your shares held in street name.  You are also invited to attend the Annual Meeting.  However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you provide a legal proxy issued in your name from your bank, broker or other agent or nominee to the Inspector of Elections of the Annual Meeting.

If you hold your shares in street name, it is critical that you provide instructions to your bank or broker on how to cast your vote, if you want it to count in the determination of the election of directors (Proposal No. 1 of this proxy statement).  If you hold your shares in street name and you do not instruct your bank, broker or other agent or nominee how to vote in the election of directors, no votes will be cast on your behalf on Proposal No. 1.

What Constitutes A Quorum?

A majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting must be present, in person or by proxy, in order to constitute a quorum.  We can only conduct the business of the Annual Meeting if a quorum has been established.  Abstentions and broker non-votes, if any, will be counted as shares present for purposes of determining the presence of a quorum.

How Do I Vote By Proxy?

Even if you plan to attend the Annual Meeting, we urge you to vote your shares by proxy today.

Please sign, date and return the proxy card in the enclosed pre-paid envelope.  You may also vote telephonically or online by following the instructions shown on the enclosed proxy card.

By casting your vote by telephone, by Internet or by mail, you are authorizing the individuals listed on the proxy card to vote your shares in accordance with your instructions.

If you are a beneficial owner of shares registered in the name of your bank, broker or other agent or nominee, you should have received a voting instruction form enclosed with these proxy materials from that organization rather than from 1st Century Bancshares.  Simply sign, date and mail the voting instruction form in the postage-paid envelope provided to ensure that your vote is counted.  You may also vote telephonically or online by following the instructions shown on the voting instruction form provided by your bank, broker or other agent or nominee.

How Do I Vote In Person At The Annual Meeting?

If you are a stockholder of record, you can attend the Annual Meeting and vote in person the shares you held directly in your name as of the record date.  If you choose to do so, please bring proof of identification.  If you want to vote in person at the Annual Meeting and you hold our common stock through a bank, broker or other agent or nominee, you must obtain a legal proxy from that organization and bring it to our Annual Meeting.  Follow the directions on the voting instructions form furnished to you by your bank, broker or other agent or nominee included with these proxy materials, or contact your bank, broker or other agent or nominee to request a legal proxy.  If you vote in person at the Annual Meeting, you will automatically revoke any prior proxy you or your bank, broker or other agent or nominee may have submitted with respect to the shares of common stock you own of record or beneficially.

What If I Do Not Specify How My Shares Are To Be Voted On The Proxy Card?

If the proxy card does not specify how your shares are to be voted and you are the stockholder of record, your shares represented by the proxy card will be voted “FOR” each of 1st Century Bancshares’ eleven nominees to the Board of Directors and “FOR” Proposal No. 2.  If you hold your shares in “street name,” refer to the paragraph immediately below for information as to how your shares may be voted.  If any other matter is properly presented at the Annual Meeting, the individuals named on your proxy card will vote your shares in their discretion and using their best judgment.  At the time of the mailing of this proxy statement, we know of no matters to be acted upon at the Annual Meeting, other than those discussed in this proxy statement.

What Is The Effect Of Broker Non-Votes And Abstentions?

Under the rules that govern brokers who have record ownership of shares that they hold in “street name” for their clients who are the beneficial owners of the shares, brokers have the discretion to vote such shares on routine matters only, such as ratification of independent registered public accounting firms, but not on non-routine matters, such as director elections or stockholder proposals. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a non-routine matter because the broker has not received voting instructions from the beneficial owner and the broker lacks discretionary authority to vote the shares because of the non-routine nature of the matter.

Abstentions and broker non-votes, if any, will be counted as shares present at the Annual Meeting for purposes of determining the existence of a quorum. However, abstentions will not be counted as votes cast for purposes of determining the directors that have received a plurality of the votes in connection with the election of directors or whether the ratification of the appointment of Crowe Horwath LLP has received a majority of the votes present and entitled to vote at the Annual Meeting and therefore will have no effect on the results of the vote for the election of directors and will have the same effect as votes cast against ratification of the appointment of Crowe Horwath LLP.

May I Change My Vote After I Return My Proxy?

Yes, a person giving a proxy has the power to revoke it.  If you submit a proxy by mail, by telephone or by Internet, you may revoke such proxy and change your vote at any time before the voting is conducted at the Annual Meeting.  You may change your vote in any one of three ways:

•                  You may submit another executed proxy card with a later date, or vote again by telephone or by Internet.

•                  You may notify our Corporate Secretary in writing before the Annual Meeting that you wish to revoke your proxy.

•                  You may attend the Annual Meeting and vote in person, however, your attendance at the Annual Meeting, in and of itself, will not revoke your earlier proxy.

Who Conducts The Proxy Solicitation?

1st Century Bancshares is soliciting the proxies and will bear the entire cost of this solicitation, including the preparation, assembly, printing and mailing of this proxy statement and any additional materials furnished to our stockholders.  Copies of solicitation material will be furnished to banks, brokerage houses and other agents holding shares in their names that are beneficially owned by others so that the banks, brokerage houses and other agents may forward the solicitation material to these beneficial owners. If asked, we will reimburse these banks, brokerage houses and other agents for their reasonable expenses in forwarding the solicitation material to the beneficial owners. 1st Century Bancshares has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward the solicitation material to the beneficial owners of the shares they hold of record.

What Are The Recommendations Of The Board Of Directors?

1st Century Bancshares’ Board of Directors unanimously recommends that you vote “FOR” the election of all of the nominees for director listed in this proxy statement and “FOR” the ratification of Crowe Horwath LLP as 1st Century Bancshares’ independent registered public accounting firm.  None of our directors have informed us in writing that he or she intends to oppose any action intended to be taken by us at the Annual Meeting.

How Do I Obtain An Annual Report On Form 10-K?

Together with this proxy statement, we have distributed to each of our stockholders our Annual Report on Form 10-K for the year ended December 31, 2011, which includes the consolidated financial statements of 1st Century Bancshares and the report thereon of Crowe Horwath LLP, 1st Century Bancshares’ independent registered public accounting firm.  If you did not receive the Annual Report on Form 10-K (or would like another copy), you may obtain a copy from our website at www.1cbank.com or we will send it to you without charge.

The Annual Report on Form 10-K includes a list of exhibits filed with the SEC, but the Annual Report on Form 10-K we have delivered to you does not include the exhibits.  If you wish to receive copies of the exhibits, we will send them to you.  Copying and mailing expenses will be your responsibility.  Please write to: Jason P. DiNapoli, Corporate Secretary, 1st Century Bancshares, Inc., 1875 Century Park East, Suite 1400, Los Angeles, CA 90067, (310) 270-9500.

Do I Have Rights Of Appraisal Or Similar Rights Of Dissenters With Respect To Any Matter To Be Acted Upon At The 2012 Annual Meeting?

Neither of the two proposals to be acted upon at the Annual Meeting and discussed in this proxy statement carry rights of appraisal or similar rights of dissenters.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

Nominees

The eleven persons named below, all of whom are currently members of our Board of Directors, have been nominated for election to serve for a term of one year until the date of the next annual meeting of stockholders and until their successors have been elected and qualified:

Dave Brooks	Alan D. Levy	Nadine I. Watt

Joseph J. Digange	Robert A. Moore	Lewis N. Wolff

Jason P. DiNapoli	Barry D. Pressman, M.D.	Stanley R. Zax

Eric M. George	Alan I. Rothenberg

Each of the above nominees was recommended to the Nominating and Corporate Governance Committee by our Chief Executive Officer, approved by our Nominating and Corporate Governance Committee to be included on our proxy card and upon the recommendation of the Nominating and Corporate Governance Committee approved by our Board of Directors. Our Nominating and Corporate Governance Committee has not received any recommendations from stockholders regarding nominees for election at the upcoming Annual Meeting.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the eleven nominees named above. If any of our nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy. It is not presently expected that any of the nominees named above will be unable or will decline to serve as a director. If additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in a manner to assure the election of as many of the nominees listed above as possible. In such event, the specific nominees to be voted for will be determined by the proxy holders in their discretion and in accordance with their best judgment.

The Board of Directors recommends that our stockholders vote “FOR” the eleven persons named above.

INFORMATION ABOUT OUR DIRECTORS AND EXECUTIVE OFFICERS

The table below shows the present executive officers and nominees for the Board of Directors of 1st Century Bancshares, their ages as of March 26, 2012, the date on which they first became a director or executive officer of 1st Century Bancshares and their business experience during the past five years.

Name	Relationship to 1st Century Bancshares	Age	Director or Executive Officer of 1st Century Bancshares Since	Business Experience During the Past Five Years

Dave Brooks	Director	76	September 2007

Retired Owner, President and Chief Executive Officer of Mara Escrow Company of Beverly Hills; current owner, officer and director of Canon Escrow and Seright Escrow; owner of M.A.R.A., Inc. and its subsidiaries; and appears as expert witness in connection with escrow litigation.

Mr. Brooks, through his years of experience as an executive in the real estate industry, has developed certain knowledge and skills that benefit 1st Century Bancshares in the areas of real estate evaluation and risk assessment and management.

Name	Relationship to 1st Century Bancshares	Age	Director or Executive Officer of 1st Century Bancshares Since	Business Experience During the Past Five Years

Joseph J. Digange	Director	85	September 2007

Retired President, Chief Operating Officer and Director of former Western Bank.

Mr. Digange, through his years of management experience as an executive in the banking industry, has developed certain knowledge and skills that benefit 1st Century Bancshares in the areas of internal audit, asset/liability management and long- and short-term growth initiatives.

Jason P. DiNapoli	President, Chief Operating Officer, Director & Corporate Secretary	43	September 2007

Current President, Chief Executive Officer, Director and Corporate Secretary of 1st Century Bank, N.A. (subsidiary of 1st Century Bancshares, Inc.); former Executive Vice President and former Senior Vice President, 1st Century Bank, N.A.; and Vice President Finance, J P DiNapoli Companies Inc.

Mr. DiNapoli, through his leadership and management experience as an executive in the banking industry, has developed certain knowledge and skills that benefit 1st Century Bancshares in the areas of financial analysis, risk assessment, compliance, asset/liability management, strategic planning and growth initiatives. Mr. DiNapoli also provides an in-depth knowledge of the daily operations of 1st Century Bancshares and strong management and analytical skills.

Eric M. George	Director	43	May 2008

Partner of Browne George Ross LLP; Member of Federal and State Judicial Selection Advisory Committees; and Director on the Board of EmpowerEd.

Mr. George, through his years of legal and transaction related experience, has developed certain knowledge and skills that benefit 1st Century Bancshares in the areas of financial analysis, risk assessment and management and compliance.

Alan D. Levy	Director	73	September 2007

Chairman of the Board and Chief Executive Officer of Tishman International Companies.

Mr. Levy, through his years of management experience as an executive in the real estate industry, has developed certain knowledge and skills that benefit 1st Century Bancshares in the areas of real estate transactions, real estate evaluation and strategic planning.

Robert A. Moore	Director	69	September 2007

Former Executive Vice President & Chief Credit Officer of 1st Century Bank, N.A. (subsidiary of 1st Century Bancshares, Inc.); and former Executive Vice President and Chief Credit Officer of City National Bank, N.A.

Mr. Moore, through his years of experience as a chief credit officer in the banking industry, has developed certain knowledge and skills that benefit 1st Century Bancshares in the areas of credit risk assessment, lending and strategic planning.

Name	Relationship to 1st Century Bancshares	Age	Director or Executive Officer of 1st Century Bancshares Since	Business Experience During the Past Five Years

Barry D. Pressman, M.D.	Director	68	September 2007

Physician, Radiologist, Chairman of the Department of Imaging, Cedars-Sinai Medical Center.

Dr. Pressman, through his years of experience in management and medicine, has developed certain knowledge and skills that benefit 1st Century Bancshares in the areas of financial analysis, risk assessment, internal audit, asset/liability management and strategic planning.

Alan I. Rothenberg	Chairman of the Board of Directors and Chief Executive Officer	72	September 2007

Current Chairman of the Board of Directors of 1st Century Bank, N.A. (subsidiary of 1st Century Bancshares, Inc.); retired partner of Latham & Watkins; mediator and arbitrator and a consultant to major corporations; Chairman of Premier Partnerships, a sports and entertainment marketing and consulting firm; former Director on the Boards of Zenith National Insurance Corp. (NYSE:ZNT), California Pizza Kitchen (NASDAQ:CPKI) and Arden Realty, Inc. (NYSE:ARI); and former President of the Los Angeles Board of Airport Commissioners.

Mr. Rothenberg, through his years of leadership and management experience as an executive in the banking and legal industries, has developed certain knowledge and skills that benefit 1st Century Bancshares in the areas of financial analysis, risk assessment, real estate transactions, compliance and strategic planning. Mr. Rothenberg also provides 1st Century Bancshares management and leadership skills to execute strategic initiatives and manage 1st Century Bancshares’ business risks.

Bradley S. Satenberg	Executive Vice President & Chief Financial Officer	41	December 2009

Current Executive Vice President & Chief Financial Officer of 1st Century Bank, N.A. (subsidiary of 1st Century Bancshares, Inc.); former Managing Director and Deputy Chief Financial Officer of Imperial Capital Bancorp, Inc.

Nadine I. Watt	Director	43	May 2008

President of Watt Plaza Twin Towers, Inc.; President of Watt Companies; former Vice President of Watt Genton Associates; Membership co-chair for the Los Angeles Business Council; Executive Committee for Los Angeles Real Estate and Construction council for the City of Hope; Director on the Boards of Brentwood School and California Science Center; and former Director on the Board of Best Buddies California.

Ms. Watt, through her years of experience as an executive in the real estate industry and her involvement on a variety of boards, has developed certain knowledge and skills that benefit 1st Century Bancshares in the areas of financial analysis, risk assessment and management, real estate transactions, real estate evaluation and strategic planning.

Name	Relationship to 1st Century Bancshares	Age	Director or Executive Officer of 1st Century Bancshares Since	Business Experience During the Past Five Years

Lewis N. Wolff	Director	76	September 2007

Chairman and Chief Executive Officer of Wolff Urban Development, LLC; Chairman and Chief Executive Officer of Wolff Urban Management, Inc.; Owner of the Oakland Athletics and Director on the Board of Sunstone Hotel Investors, Inc. (NYSE:SHO).

Mr. Wolff, through his years of management experience as an executive in the real estate industry and board experience, has developed certain knowledge and skills that benefit 1st Century Bancshares in the areas of financial analysis, risk assessment and management, real estate evaluation and strategic planning.

Stanley R. Zax	Director	74	January 2011

Chairman of Zenith National Insurance Corp.; Director on the Boards of Prostate Cancer Foundation, Center for the study of The Presidency & Congress, Ford Theatre and Kennedy Wilson; former Director on the Board and Audit Committee of Wynn Resorts Ltd. (NYSE: WYNN); and former Director on the Board of Sequa Corp.

Mr. Zax, through his years of experience in the insurance industry, has developed certain knowledge and skills that benefit 1st Century Bancshares in the areas of financial analysis, risk management and asset liability planning.

Information about 1st Century Bancshares Stock Ownership

Security Ownership of Management and Certain Beneficial Owners

As of March 26, 2012, the record date of the Annual Meeting, there were 9,027,938 shares of 1st Century Bancshares common stock issued and outstanding.  The following table sets forth the beneficial ownership of the issued and outstanding shares of 1st Century Bancshares’ common stock as of the record date by: (i) each person or entity known by us to own beneficially more than 5% of our outstanding common stock (based upon our review of 13D and 13G filings as of March 26, 2012), (ii) each of our directors and director nominees, (iii) each of our Named Executive Officers (defined below), and (iv) all of our directors and executive officers as a group.  Other than as listed below, we know of no beneficial owner of more than 5% of our common stock.  The number of shares beneficially owned is determined pursuant to rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose.  Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and any shares which the individual has the right to acquire within 60 days of March 26, 2012, through the exercise of any stock option or other right.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Owner(2)	Percent of Class(3)

Dave Brooks (4)	279,367	3.08%
Joseph J. Digange (5)	102,250	1.13%
Jason P. DiNapoli (6)	295,867	3.26%
Eric M. George (7)	19,225	*
Alan D. Levy (8)	75,583	*
Robert A. Moore (9)	56,475	*
Barry D. Pressman, M.D. (10)	140,725	1.55%
Alan I. Rothenberg (11)	1,078,999	11.12%

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Owner(2)	Percent of Class(3)

Bradley S. Satenberg (12)	41,213	*
Nadine I. Watt (13)	29,141	*
Lewis N. Wolff (14)	176,991	1.95%
Stanley R. Zax (15)	30,263	*

Directors and Executive Officers as a Group (13 persons)	2,389,487	23.90%

* Less than 1%

(1)        The address for each of the directors and executive officers is 1st Century Bancshares’ address at 1875 Century Park East, Suite 1400, Los Angeles, California 90067.

(2)        Except as otherwise noted, share amounts may include shares held by such person’s spouse (except where legally separated) and minor children, and by any other relative of such person who has the same home; shares held in street name for the benefit of such person; shares held by a family or retirement trust as to which such person is a trustee and/or primary beneficiary with sole voting and investment power (or shared power with a spouse); or shares held in an individual retirement account as to which such person has voting rights and investment power.

(3)        Based on 9,027,938 shares of common stock outstanding as of March 26, 2012.

(4)        Includes 52,800 option shares, which Mr. Brooks may acquire within 60 days after March 26, 2012 and 8,195 shares of unvested restricted stock.  Of the 8,195 shares of unvested restricted stock, 871 shares vest in November 2012, 2,645 vest at the rate of 1/20 monthly and the remaining vest at the rate of 1/32 monthly. Mr. Brooks has shared voting power with his spouse with respect to 36,226 shares.

(5)        Includes 45,000 option shares, which Mr. Digange may acquire within 60 days after March 26, 2012.

(6)        Includes 47,500 option shares, which Mr. DiNapoli may acquire within 60 days after March 26, 2012 and 115,000 shares of unvested restricted stock. Of the 115,000 shares of unvested restricted stock, 27,500 shares vest in May 2012, 36,250 shares vest in May 2013, 13,750 shares vest in May 2014, 15,000 shares vest in November 2014, 7,500 shares vest in May 2015, 7,500 shares vest in November 2015 and the remaining vest in November 2016.

(7)        Includes 8,368 shares of unvested restricted stock, of which 1,044 shares vest in November 2012, 2,645 shares vest at the rate of 1/20 monthly and the remaining vest at the rate of 1/32 monthly.

(8)        Includes 25,000 option shares, which Mr. Levy may acquire within 60 days after March 26, 2012 and 8,281 shares of unvested restricted stock.  Of the 8,281 shares of unvested restricted stock, 957 shares vest in November 2012, 2,645 shares vest at the rate of 1/20 monthly and the remaining vest at the rate of 1/32 monthly.

(9)       Includes 20,000 option shares, which Mr. Moore may acquire within 60 days after March 26, 2012 and 8,368 shares of unvested restricted stock.  Of the 8,368 shares of unvested restricted stock, 1,044 shares vest in November 2012, 2,645 shares vest at the rate of 1/20 monthly and the remaining vest at the rate of 1/32 monthly.

(10)  Includes 50,000 option shares, which Dr. Pressman may acquire within 60 days after March 26, 2012 and 8,368 shares of unvested restricted stock.  Of the 8,368 shares of unvested restricted stock, 1,044 shares vest in November 2012, 2,645 shares vest at the rate of 1/20 monthly and the remaining vest at the rate of 1/32 monthly.

(11)  Includes 677,573 option shares, which Mr. Rothenberg may acquire within 60 days after March 26, 2012 and 79,167 shares of unvested restricted stock.  Of the 79,167 shares of unvested restricted stock, 9,584 shares vest in May 2012, 21,458 shares vest in May 2013, 10,625 shares vest in May 2014, 15,000 shares vest in November 2014, 7,500 shares vest in May 2015, 7,500 shares vest in November 2015 and the remaining vest in May 2016.

(12)  Includes 40,000 of unvested restricted stock, of which 12,500 shares vest in May 2013, 13,750 shares vest in May 2014, 10,000 shares vest in May 2015 and the remaining vest in May 2016.

(13)  Includes 8,195 shares of unvested restricted stock, of which 871 shares vest in November 2012, 2,645 shares vest at the rate of 1/20 monthly and the remaining vest at the rate of 1/32 monthly.

(14)  Includes 52,800 option shares, which Mr. Wolff may acquire within 60 days after March 26, 2012 and 8,195 shares of unvested restricted stock.  Of the 8,195 shares of unvested restricted stock, 871 shares vest in November 2012, 2,645 vest at the rate of 1/20 monthly and the remaining vest at the rate of 1/32 monthly. Mr. Wolff has shared voting power with his spouse with respect to 50,000 shares.

(15)  Includes 4,679 shares of unvested restricted stock vesting at the rate of 1/32 monthly.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF 1ST CENTURY BANCSHARES’ ELEVEN NOMINEES TO THE BOARD OF DIRECTORS SET FORTH ABOVE.

PROPOSAL NO. 2:

RATIFY SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR 2012

Principal Auditor Fees and Services

The Audit Committee has appointed Crowe Horwath LLP as our independent registered public accounting firm for the year ending December 31, 2012, and stockholders are being asked to ratify the appointment.  Representatives of Crowe Horwath LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.  Perry-Smith LLP served as 1st Century Bancshares independent registered public accounting firm through November 1, 2011.  Representatives of Perry-Smith LLP will not be present at the Annual Meeting.

In determining the independence of Crowe Horwath LLP, the Audit Committee considered whether the provision of non-audit services is compatible with maintaining that independence. The following table shows the fees paid or accrued by 1st Century Bancshares for the audit and other services provided by 1st Century Bancshares’ independent registered public accounting firms for the years ended December 31, 2010 and December 31, 2011.

	December 31,	December 31,
	2011	2010

Audit Fees	$180,000	$185,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$180,000	$185,000

The Audit Committee approves all services to be provided by independent registered public accountants prior to services being rendered (subject to the de minimus exception permitted by the Exchange Act). In accordance with the Audit Committee Charter, the Audit Committee pre-approves all auditing services and permitted non-audit services to be performed by the independent registered public accounting firm.  During the approval process, the Audit Committee considers all of the auditing and non-auditing services provided by the independent registered public accounting firm.

Change in Independent Public Accountants

On November 1, 2011, we notified Perry-Smith LLP (“Predecessor Auditor”) that they had been dismissed as 1st Century Bancshares’ independent registered public accounting firm and would be replaced on the same date by Crowe Horwath LLP as the independent registered public accounting firm for 1st Century Bancshares for the year ending December 31, 2011.  This change was a result of a transaction that closed on November 1, 2011 whereby Crowe Horwath LLP acquired certain assets of Predecessor Auditor and certain Predecessor Auditor personnel became associated with Crowe Horwath LLP.

Predecessor Auditor served as 1st Century Bancshares’ independent registered public accounting firm for the years ended December 31, 2010 and 2009.  On November 1, 2011, the Board of Directors, as recommended by the Audit Committee, determined to replace Predecessor Auditor with Crowe Horwath LLP as 1st Century Bancshares’ independent registered public accounting firm for the year ending December 31, 2011.

Predecessor Auditor’s reports on 1st Century Bancshares’ financial statements for the years ended December 31, 2010 and 2009 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2010 and 2009, and through November 1, 2011, there were no disagreements between 1st Century Bancshares and Predecessor Auditor on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which, if not resolved to the satisfaction of Predecessor Auditor, would have caused Predecessor Auditor to make reference to the matter in their report.  None of the “reportable events” described in Item 304(a)(1)(v) of Regulation S-K of the SEC’s rules and regulations have occurred during the fiscal years ended December 31, 2010 and 2009 or through November 1, 2011.

1st Century Bancshares requested Predecessor Auditor to furnish 1st Century Bancshares with a letter addressed to the SEC stating whether Predecessor Auditor agrees with the above statements. A copy of Predecessor Auditor’s letter, dated November 1, 2011, was attached as Exhibit 16 to our Form 8-K filed with the SEC on November 4, 2011.

During the fiscal years ended December 31, 2010 and 2009 and through November 4, 2011, neither 1st Century Bancshares nor anyone acting on its behalf consulted Crowe Horwath LLP regarding (1) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on 1st Century Bancshares’ financial statements, or (2) any matter that was either the subject of a disagreement with Predecessor Auditor on accounting principles or practices, financial statement disclosure or auditing scope or procedures, which, if not resolved to the satisfaction of Predecessor Auditor, would have caused Predecessor Auditor to make reference to the matter in their report, or a “reportable event” as described in Item 304(a)(1)(v) of Regulation S-K of the SEC’s rules and regulations.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE SELECTION OF CROWE HORWATH LLP
AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2012.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Corporate Governance Guidelines

Our Board of Directors has a standing Nominating and Corporate Governance Committee.  The Board of Directors is committed to fostering good business practices, transparency in financial reporting and active oversight of our financial condition, results of operation and management.  Our Board of Directors has adopted corporate governance guidelines that provide for, among other things:

•                  A Board of Directors consisting predominantly of non-management directors and a substantial majority of whom are independent directors;

•                  Periodic executive sessions of non-management directors;

•                  A Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee consisting entirely of independent directors;

•                  An annual self-evaluation process for the Board of Directors and its committees;

•                  Director education and orientation; and

•                  Ethical conduct by our directors and adherence to a duty of loyalty to 1st Century Bancshares.

Board Qualification and Selection Process

It is the view of our Nominating and Corporate Governance Committee that the members of our Board of Directors should possess the highest personal and professional ethics and integrity and be devoted to representing the best interests of 1st Century Bancshares and its stockholders.  Members of the Board of Directors are expected to act in a manner consistent with the duties of care and loyalty owed to 1st Century Bancshares.  Other factors significant to a director’s qualification for membership on our Board of Directors include background and experience working for or serving on the board of directors of commercial and community banks or other corporate and not-for-profit board of directors, an ability to serve as a significant and active resource for referrals and business development and an ability to work together with other members of the Board of Directors.

While the Board of Directors does not have a formal policy with respect to the requisite qualities desired when identifying nominees for directors, the Nominating and Corporate Governance Committee works in conjunction with the Board of Directors on an annual basis to maintain the appropriate board composition by assessing the skills and characteristics required of members of the Board of Directors relative to those then represented on the Board of Directors, with the objective of having a Board of Directors with diverse skills, perspectives, backgrounds and experience, and consistent with applicable NASDAQ and regulatory requirements. For example, 1st Century Bancshares’ current directors have experience in the following industries: legal services, financial services, insurance, medicine, construction, escrow services and real estate. This diversity of backgrounds and experiences benefits 1st Century Bancshares and is reflective of the types of businesses we serve.

In recommending proposed nominees to the full Board of Directors, the Nominating and Corporate Governance Committee is charged with maintaining a Board of Directors that has the diverse mix of skills, perspectives, backgrounds and experience needed to oversee 1st Century Bancshares’ achievement of its business objectives and to facilitate robust debate and broad thinking on strategies and tactics pursued by 1st Century Bancshares. If in the course of the assessment process it is determined that the involvement of individuals with additional skills, perspectives, backgrounds or experiences would benefit 1st Century Bancshares, the Nominating and Corporate Governance Committee will initiate a search and screening process to identify nominee candidates that possess such skills, perspectives, backgrounds and experiences, seeking input from other Board members.

Consideration of Stockholder Nominees

The policy of the Nominating and Corporate Governance Committee is to consider properly submitted stockholder recommendations for candidates for membership on our Board of Directors.  The Nominating and Corporate Governance Committee will consider nominees recommended by our stockholders provided that the recommendation is made in compliance with the terms and conditions of our Bylaws. Candidates recommended by stockholders that comply with the procedures set out in our Bylaws will receive the same consideration that candidates recommended by the Nominating and Corporate Governance Committee receive.

Our bylaws provide for the nomination of directors in the following manner:

“Section 5. Nominations and Proposals. Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at any Annual Meeting of stockholders only (a) pursuant to the Corporation’s notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in these bylaws, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 5.

For nominations or other business to be properly brought before an Annual Meeting of stockholders by a stockholder pursuant to clause (c) of the preceding sentence, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business (a) must otherwise be a proper matter for stockholder action under applicable law, (b) must not, if implemented, cause the Corporation to violate any applicable state, federal or foreign law or regulation, each as determined in good faith by the Board of Directors and (c) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Corporation with a Solicitation Notice (as defined below), such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry any such proposal, or, in the case of a nomination(s), have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation’s voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee(s) proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice; and (d) if no Solicitation Notice relating thereto has been timely provided pursuant to this Section 5, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this Section. No person may be appointed, nominated or elected a director of the Corporation unless such person, as of the time of the notice of nomination provided for pursuant to this Section 5 and as of the time of appointment or election, would then be able to serve as a director without conflicting in any manner with any applicable state, federal or foreign law or regulation, as determined in good faith by the Board of Directors.

To be timely, a stockholder’s notice shall be delivered to and received by the Secretary at the principal executive offices of the Corporation (a) not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting, or (b) not later than the close of business on the 45th calendar day, nor earlier than the close of business on the 75th calendar day, prior to the first anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting, whichever period described in clause (a) or (b) of this sentence occurs first; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary of the preceding year’s annual meeting, any notice by the stockholder of business or the nomination of directors for election or reelection to be brought before the annual meeting to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made; provided, further, that in the event the number of directors constituting the entire Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 70 days prior to the first anniversary of the date on which the Corporation first mailed to stockholders notice of the preceding year’s annual meeting, a stockholder’s notice required under this Section 5 shall also be considered timely, but only with respect to nominees for new directorships created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of a stockholder meeting commence a new time period for the giving of a stockholder’s notice as described above.

Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (or any successor thereto) (the “Exchange Act”) and Rule 14a-11 thereunder (or any successor thereto) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (ii) a written statement executed by such person acknowledging that as a director of the Corporation, such person will owe a fiduciary duty under the DGCL exclusively to the Corporation and its stockholders and (iii) such other information as the Corporation may reasonably require to determine the qualifications of such proposed nominee to serve as a director of the Corporation, (b) as to each person whom the stockholder proposes to nominate for election or reelection as a director, a certification by such stockholder and such nominee that such nominee is eligible to serve as a director in accordance with this Section 5 as of the date of the notice of nomination and will be eligible to serve as a director in accordance with this Section 5 as of the time of the election, (c) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (d) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address, as they appear on the Corporation’s books, of the stockholder, such beneficial owner, and any other stockholders and beneficial owners known by such stockholder or such beneficial owner to be supporting such proposed business or nominees, (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal or, in the case of a nomination(s), a sufficient number of holders of the Corporation’s voting shares to elect such nominee(s) (an affirmative statement of such intent, a “Solicitation Notice”) and (iv) a copy of any such Solicitation Notice.

For purposes of this Section 5, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

At a Special Meeting of stockholders, only such business as is set forth in the Corporation’s notice of meeting shall be conducted at the meeting. Nominations of persons for election to the Board of Directors may be made at a Special Meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this paragraph and who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this paragraph. In the event the Corporation calls a Special Meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by the fourth paragraph of this Section 5 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such Special Meeting and not later than the close of business on the later of the 90th day prior to such Special Meeting or the 10th day following the day on which public announcement is first made of the date of the Special Meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a Special Meeting commence a new time period for the giving of a stockholder’s notice.

Notwithstanding any provision herein to the contrary, (a) no business shall be conducted at a stockholders meeting except in accordance with the procedures set forth in this Section 5 and (b) only persons nominated in accordance with the procedures set forth in this Section 5, and who meet the eligibility requirements set forth in this Section 5, shall be eligible for election as directors. The officer of the Corporation presiding at a meeting of stockholders shall, if the facts warrant, determine that the business or the nomination, as the case may be, was not properly brought before the meeting in accordance with the procedures prescribed by these bylaws and, if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted and any such nomination shall not stand for election or reelection.

In addition to and not to the exclusion of the foregoing provisions of this Section 5, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to matters set forth in this Section 5. Nothing in this Section 5 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.”

In evaluating potential nominees, the Nominating and Corporate Governance Committee will look at the factors described above under the heading “Board Qualification and Selection Process.” For those candidates who meet the criteria, the Board of Directors will conduct a due diligence review and interview the candidate, if he or she is not already known to the Nominating and Corporate Governance Committee.

Executive Sessions

In 2011, two executive sessions of non-management directors were held.

Communications with the Board of Directors

Stockholders may communicate with the Board of Directors, including any committee of the Board of Directors or individual directors, by writing to the following address:

Jason P. DiNapoli, Corporate Secretary
1st Century Bancshares, Inc.
1875 Century Park East, Suite 1400
Los Angeles, California 90067
(310) 270-9500

All communications sent to the Board of Directors will be communicated with the entire Board of Directors unless the Chairman of the Board reasonably believes communication with the entire Board of Directors is not appropriate or necessary or unless the communication is addressed solely to a specific committee or an individual director.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, as well as persons who own more than ten percent of our common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of our common stock. Directors, executive officers and greater-than-ten percent stockholders are required by SEC regulations to furnish us with copies of all forms they file pursuant to Section 16(a) of the Securities and Exchange Act of 1934, as amended. Based solely on a review of copies of reports furnished to us and on written representations by certain directors and executive officers received by us that we will maintain for two years, we believe that all of our directors and executive officers, as well as persons who own more than ten percent of our common stock, filed all required reports on a timely basis during 2011.

Code of Ethics

We expect all of our directors, executive officers and employees to adhere to the highest standards of ethics and business conduct with each other, customers, stockholders and communities we serve, and to comply with all applicable laws, rules and regulations that govern our business.  We have adopted a Code of Ethics that applies to all of 1st Century Bancshares directors, officers and employees.  We will provide any person without charge a copy of our Code of Ethics upon our receipt of a written request addressed to our Corporate Secretary, Jason P. DiNapoli, at 1875 Century Park East, Suite 1400, Los Angeles, California 90067.

The Board of Directors

The Board of Directors oversees our business and monitors the performance of management.  With the exception of our Chairman, Alan I. Rothenberg and our President, Chief Operating Officer & Corporate Secretary, Jason P. DiNapoli who are employed by 1st Century Bancshares or 1st Century Bank, the Board of Directors keep themselves informed through, among other things, discussions with the Chief Executive Officer and other key executives, by reading reports and other materials that we send to them and by participating in Board of Directors and committee meetings.

The Board of Directors held six meetings during 2011. Each incumbent director, with the exception of William S. Anderson, Alan D. Levy and Lewis N. Wolff attended at least 75% of the total number of meetings of the Board of Directors plus meetings of the standing committees on which that particular director served.  Directors are expected to attend the Annual Meeting, unless they have good cause for not doing so. A director who is unable to attend the Annual Meeting is expected to provide prior notice to the Chairman of the Board.

Board Leadership Structure

Our Board of Directors has carefully considered the critical issue of Board leadership, and after due deliberation, has adopted a flexible policy as to whether the positions of Chairman and Chief Executive Officer should be separate or combined. This policy allows the Board of Directors to evaluate regularly whether 1st Century Bancshares is best served by having the Chief Executive Officer or another director hold the position of Chairman, and enables the Board of Directors to make the determination based on current needs and the particular skill sets that are available at the time. If the position of Chairman is not held by an independent director, an independent lead director is elected.

At this time, the Board of Directors believes there are a number of important advantages to combining the positions of Chairman and Chief Executive Officer and that it is currently in the best interests of 1st Century Bancshares and its stockholders to do so. The current Chief Executive Officer, Mr. Rothenberg, is the director most familiar with our business and industry and is best situated to lead discussions on important matters affecting the business of 1st Century Bancshares. Mr. Rothenberg has a unique depth of knowledge and experience that contributes to his effective leadership and unified vision in the combined role of Chairman and Chief Executive Officer. Additionally, combining the Chief Executive Officer and Chairman positions creates a firm link between management and the Board of Directors and promotes the development and implementation of corporate strategy.

As part of its commitment to strong corporate governance practices and Board independence, the Board of Directors has also appointed an independent lead director, currently Mr. Alan D. Levy.  The Board of Directors believes that an independent lead director is an excellent compliment to our current leadership structure with the Chairman and Chief Executive Officer positions combined. The independent lead director’s role includes, presiding over Executive Sessions of the Board of Directors, consulting with the Chairman regarding Board of Directors meeting agendas, and, if necessary, acting as a liaison between the Chairman and the independent directors.

The Board of Directors believes that there is no one best leadership structure model that is most effective in all circumstances. The Board of Directors has retained the authority to separate the position of Chairman and Chief Executive Officer in the future if such change is determined to be in the best interests of 1st Century Bancshares. Thus, the Board of Directors remains flexible and committed to a strong corporate governance principles and processes and Board independence.

Board Role in Risk Oversight

The Board of Directors is responsible for the review and approval of 1st Century Bancshares’ risk assessment process. At least quarterly the results of 1st Century Bancshares’ assessment are presented to the full Board of Directors.  Management is responsible for the day-to-day management of these risks and the respective departmental heads report the results of these assessments directly to the Board of Directors.  The Board of Directors discusses with management reputational, credit, financial, legal, regulatory, market, and operational risk as it reviews the risk assessment.  The Chief Risk Officer also reviews material variances from target risk ranges, risk tolerance levels and other possible high risk matters.

The Committees of the Board of Directors

The Board of Directors may delegate portions of its responsibilities to committees of its members.  Standing committees of the Board of Directors meet at regular intervals to attend to their particular areas of responsibility.  Our Board of Directors has three standing committees: Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee.  The following is a brief description of each committee:

Audit Committee.  Our Audit Committee is a standing committee appointed by our Board of Directors to oversee the processes of our accounting and financial reporting, our audits and our financial statements.  The Audit Committee operates under a written charter, adopted by the Board of Directors, which is available on the 1st Century Bancshares’ website (www.1cbank.com). The charter is reviewed annually with input from our outside counsel and may be changed to keep abreast of current regulations and changes in duties.

The members of the Audit Committee are Stanley R. Zax (Chairperson), Barry D. Pressman, M.D and Robert A. Moore. During the year ended December 31, 2011, Eric M. George served on 1st Century Bancshares’ Audit Committee through May 2011.  In May 2011, he resigned from the committee. Each member is an “independent director,” as defined by the NASDAQ Marketplace Rules. In addition, our Board of Directors has determined that Stanley R. Zax qualifies as an

“audit committee financial expert,” as defined under the SEC rules and “independent” as independence for audit committee members is defined in the NASDAQ Marketplace Rules. The Audit Committee held four meetings during 2011. As stipulated in our Audit Committee charter, the Audit Committee shall be comprised of three or more “independent” directors with the appropriate financial acumen.

The Audit Committee’s authorities and responsibilities are set forth in the Audit Committee charter, and include, but are not limited to:

•                                          appointing, retaining, compensating and overseeing our independent auditors;

•                                          pre-approving all auditing services and permitted non-audit services to be performed for us by the independent auditors;

•                                          reviewing the independence of our auditors;

•                                          reviewing and approving any and all related party transactions;

•                                          establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls and auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•                                          reviewing with the independent auditors and the internal auditor the adequacy of our system of internal controls;

•                                          meeting with the independent auditors to discuss the scope of the annual audit and the procedures to be followed;

•                                          reviewing with the independent auditors at the completion of the annual audit the results of the audit and their report issued in connection with the audit; and

•                                          providing us with the report of the audit committee with respect to the audited financial statements required to be included in our annual proxy materials under the federal securities laws.

Compensation Committee.  Our Compensation Committee is a standing committee appointed by our Board of Directors to oversee our compensation and employee benefit plans and practices, including our executive compensation plans and our incentive-compensation and equity-based plans.  The Compensation Committee has a charter, which is available on the 1st Century Bancshares’ website (www.1cbank.com). This charter is reviewed annually with input from our outside counsel and may be changed to keep abreast of current regulations and changes in duties.

The members of the Compensation Committee are Eric M. George (Chairperson), Alan D. Levy and Nadine I. Watt. During the year ended December 31, 2011, William S. Anderson served on 1st Century Bancshares’ Compensation Committee through May 2011.  In May 2011, he resigned from the committee and was replaced by Mr. George. Each member is an “independent director,” as defined by the NASDAQ Marketplace Rules.  The Compensation Committee held five meetings during 2011.

The Compensation Committee’s responsibilities include, but are not limited to:

•                                          evaluating annually the performance of our Chairman of the Board and Chief Executive Officer and our President, Chief Operating Officer, and Corporate Secretary as well as setting compensation based on the evaluation;

•                                          determining the appropriate level of compensation for our other executive officers;

•                                          reviewing all incentive-compensation and equity-based plans and adopting or amending, or recommending that our Board of Directors adopt or amend, such plans as the Compensation Committee deems appropriate; and

•                                          evaluating annually the appropriate level of compensation for service by non-employee members of our Board of Directors and, based upon such evaluation, recommending to the Board of Directors the level of compensation that the Compensation Committee deems appropriate.

The Compensation Committee evaluates our executive compensation program to make sure our program is competitive with others in the marketplace.  A discussion of 1st Century Bancshares market review is contained below under the heading “The Elements of Compensation.”  The Compensation Committee may delegate its authority to others within the organization if it deems necessary, but has not done so.  Our Chief Executive Officer and President participate, when requested to do so, in determining or recommending the amount and form of executive and director compensation (except with respect to their own compensation).

Nominating and Corporate Governance Committee.  Our Nominating and Corporate Governance Committee is a standing committee appointed by our Board of Directors to assist the Board of Directors with identifying individuals qualified to become Board members, to take a leadership role in shaping the corporate governance policies and practices of 1st Century Bancshares, and to recommend to the Board of Directors director nominees for each committee. The Nominating and Corporate Governance Committee has a charter which is available on the 1st Century Bancshares’ website (www.1cbank.com). The charter is reviewed annually with input from our outside counsel and may be changed to keep abreast of current regulations and changes in duties.

The members of the Nominating and Corporate Governance Committee are Eric M. George (Chairperson), Alan D. Levy and Nadine I. Watt. During the year ended December 31, 2011, William S. Anderson served on 1st Century Bancshares’ Nominating and Corporate Governance Committee through May 2011.  In May 2011, he resigned from the committee and was replaced by Mr. George.  Each member is an “independent director,” as defined by the NASDAQ Marketplace Rules.  The Nominating and Corporate Governance Committee held two meetings during 2011.

How We Compensate Directors

During the year ended December 31, 2011, each non-employee director received fees in the amounts set forth in the table below.  The Board of Directors may authorize the payment of such fees in the future, if the fees appear to be appropriate. During 2011, each non-executive director received $7,500 in fees.

Under our Equity Incentive Plan, all non-employee directors were granted restricted stock in the amounts set forth in the footnotes to the table below.  All such restricted stock will be vested at the latest in November 2014.

The table below summarizes the compensation we paid to non-employee directors for the year ended December 31, 2011.

Director Compensation*

Name	Fees earned or paid in cash ($)		Stock Awards ($)(1)	All Other Compensation ($)	Total ($)

William S. Anderson(2)	$7,500		—	$—	$7,500

Dave Brooks	7,500		18,000	—	25,500

Joseph J. Digange	25,500	(3)	—	—	25,500

Eric M. George	7,500		18,000	—	25,500

Alan D. Levy	7,500		18,000	—	25,500

Robert A. Moore	7,500		18,000	—	25,500

Barry D. Pressman, M.D.	7,500		18,000	—	25,500

Nadine I. Watt	7,500		18,000	—	25,500

Lewis N. Wolff	7,500		18,000	—	25,500

Stanley R. Zax	7,500		18,000	—	25,500

* No option awards were paid to non-employee directors.

(1) The annual stock award to directors was based on the closing price of a share of our common stock on The NASDAQ Capital Market as of the grant date. The aggregate amount of stock awards outstanding at December 31, 2011 is set forth in the footnotes to the Security Ownership of Management and Certain Beneficial Owners table above.

(2) From January 2011 through November 2011, Mr. Anderson served on 1st Century Bancshares’ Board of Directors. Mr. Anderson resigned in November 2011.

(3) In addition to a $7,500 fee, Mr. Digange also received $18,000 in cash in lieu of restricted stock awards.

Audit Committee Report

The following Audit Committee Report does not constitute “soliciting material” and shall not be deemed to be “filed” or “incorporated by reference” into any other 1st Century Bancshares filings under the Securities Act of 1993, as amended, and the Securities Exchange Act of 1934, as amended, and as adopted by the SEC, except to the extent we specifically incorporate this report by reference.

The Audit Committee reports to the Board of Directors and is responsible for overseeing and monitoring financial accounting and reporting, the system of internal controls established by management and the audit process of 1st Century Bancshares.

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of financial statements in accordance with generally accepted accounting principles.  1st Century Bancshares’ independent registered public accounting firm is responsible for auditing those financial statements.  The Audit Committee’s responsibility is to monitor and review these processes. The Audit Committee relies, without independent verification, on the information provided to it by management, the internal auditors and the independent registered public accounting firm.

In discharging its oversight responsibility, the Audit Committee has met and held discussions with management and Crowe Horwath LLP, 1st Century Bancshares’ independent registered public accounting firm.  Management represented to the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the financial statements with management and Crowe Horwath LLP.  The Audit Committee discussed with Crowe Horwath LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (Communications with Audit Committees).  The Audit Committee manages 1st Century Bancshares’ relationship with its independent registered public accounting firm (who report directly to the Audit Committee).

The Audit Committee also obtained from Crowe Horwath LLP the written disclosures and the letter describing all relationships between 1st Century Bancshares and the accountants that bear on the accountants’ independence consistent with the Public Company Accounting Oversight Board’s Rule 3526, Communication with Audit Committees Concerning Independence. The Audit Committee

discussed with the independent accountants any relationships that may impact the firm’s objectivity and independence and satisfied itself as to the accountants’ independence.

Based on these discussions and reviews, the Audit Committee recommended that the Board of Directors approve the inclusion of 1st Century Bancshares’ audited financial statements in its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, for filing with the SEC.

Respectfully submitted by the members of the Audit Committee:

THE AUDIT COMMITTEE

Stanley R. Zax, Chairman
Barry D. Pressman, M.D.
Robert A. Moore

Certain Relationships and Related Transactions, and Director Independence

There are no existing or proposed material transactions between us and any of our executive officers, directors, or beneficial owners of 5% or more of our common stock, or the immediate family or associates of any of the foregoing persons, except as indicated below.

Some of our directors and executive officers and members of their immediate families, as well as the companies with which such directors and executive officers are associated, are customers of, and have had banking transactions with us in the ordinary course of business, and we anticipate having banking transactions with such persons in the future. In the opinion of our management, all loans and commitments to lend included in such transactions were made in compliance with applicable laws, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated third parties of similar creditworthiness and did not involve more than a normal risk of collectability or present other unfavorable features.  At December 31, 2011, the total commitments were $1.4 million and the outstanding balances for these loans were $1.0 million. None of these loans are classified as nonaccrual, past due, restructured or potential problems.

The following is a summary of loan activity on such loans for the year ended December 31, 2011:

(in thousands)	2011
Beginning Balance	$1,893
Credits granted	—
Repayments	(906)
Recoveries	—
Ending Balance	$987

1st Century Bancshares maintains a written Conflict of Interest/Code of Ethics Policy and Procedures (the “Policies and Procedures”).  The Audit Committee is responsible for reviewing and recommending action to the Board of Directors with respect to any proposed material transactions with parties related to 1st Century Bancshares. The types of transactions covered by the Policies and Procedures include those that are covered by Item 404(a) of Regulation S-K, those that involve an outside influence that could result in the loss of objectivity by officers or employees regarding business conducted with customers or other third parties that provide services to 1st Century Bancshares, as well as those that involve any personal activity or investment by an officer or employee that may exploit their position at 1st Century Bancshares.  Related parties include any of our directors and executive officers, any person known to own more than 5% of our common stock, the immediate family members of any of the foregoing persons, and any corporation or other entity in which the foregoing persons are employed or are a general partner, principal or owner of greater than 5% of the entity’s stock.

To identify related party transactions, we require our directors and officers to complete Director & Officer Questionnaires annually to disclose any transactions with us in which the officer or director, their immediate family members or related entities have an interest.  We review related party transactions due to their potential to result in a conflict of interest.  A conflict of interest occurs when an individual’s private interest interferes or appears to interfere, in any way with the interests of 1st Century Bancshares.  We require all directors, officers and employees who may have a potential or apparent conflict of interest to immediately notify a supervisor or to report such conflict to the Audit Committee. When presented with a transaction that may involve a conflict of interest, the Audit Committee considers the particular facts and circumstances, and if necessary takes appropriate action commensurate with the potential or apparent conflict of interest.

We expect our directors, officers and employees to act and make decisions that are in the best interests of 1st Century Bancshares, to avoid situations that present a conflict or potential conflict between the interests of 1st Century Bancshares and their own personal interests, and to avoid taking any action that may make it difficult for them to perform their duties, responsibilities and services to 1st Century Bancshares in an objective and fair manner.

We have no knowledge of any material proceedings to which any of our directors, officers or affiliates, any owner of record or beneficially of more than 5% of our common stock, or any associate of any such director, officer, affiliate or security holder is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

Our Board of Directors consists of eleven members, nine of whom are independent within our director independence standards, which are consistent with the director independence standards of the NASDAQ Marketplace Rules.  Based on these standards, our Board of Directors determined that each of the following non-employee directors is independent and has no relationship with us except as a director and stockholder and/or holder of awards issued under our Equity Incentive Plan: Alan D. Levy, Barry D. Pressman, M.D., Dave Brooks, Eric M. George, Joseph J. Digange, Lewis N. Wolff, Nadine I. Watt, Robert A. Moore and Stanley R. Zax.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee has overall responsibility for establishing, implementing and monitoring the compensation structure, policies and programs of 1st Century Bancshares.  The Compensation Committee is responsible for assessing and approving the compensation structure and aggregate amount paid to the executive officers, other than our Named Executive Officers (defined below).  The Compensation Committee is responsible for an individual assessment of each Named Executive Officer’s compensation structure and total compensation and making recommendations with respect thereto to our Board of Directors for their consideration and approval.  The Board of Directors considers the recommendations of the Compensation Committee but has the discretion to make adjustments as it deems appropriate.  The Board of Directors must also approve all equity award grants recommended to it by the Compensation Committee. The Compensation Committee is responsible for determining whether the compensation paid to each of the individuals who served as 1st Century Bancshares Chief Executive Officer, Chief Operating Officer and Chief Financial Officer during 2011 (collectively, the “Named Executive Officers”), as well as our other executive officers, is fair, reasonable and competitive, and whether it serves the interest of 1st Century Bancshares and its stockholders.  The Compensation Committee’s Chairman regularly reports to the Board of Directors on Compensation Committee actions and recommendations.

Neither the Chief Executive Officer nor any other member of management has any involvement in any discussions with the Board of Directors or the Compensation Committee regarding the compensation of the Chief Executive Officer. The Compensation Committee has authority to retain (at 1st Century Bancshares’ expense) outside counsel, compensation consultants and other advisors to assist as needed.

With respect to the Named Executive Officers, this Compensation Discussion and Analysis identifies 1st Century Bancshares’ current compensation philosophy and objectives and describes the various methodologies, policies and practices for establishing and administering the compensation programs of the Named Executive Officers.

Compensation Philosophy and Objectives

The Compensation Committee believes that the most effective executive compensation programs are those that align the interests of the executive with those of 1st Century Bancshares and its stockholders.  The Compensation Committee believes that a properly structured compensation program will attract and retain talented individuals and motivate them to achieve specific short and long-term strategic objectives.  Although the Compensation Committee believes that a significant percentage of executive pay should be based on the principles of pay-for-performance, it also recognizes that 1st Century Bancshares must have the ability to attract highly talented executives and believes that including elements of cash and short-term compensation support this important goal.  An important objective of the Compensation Committee is to ensure the compensation programs of the Named Executive Officers are competitive as compared to similar positions within our peer-group companies.  The Compensation Committee has identified 1st Century Bancshares peer-group companies to be banks and bank holding companies for California member banks, with comparable size, as measured through total assets, market capitalization and other financial measures of organizational scope and complexity, operating in comparable demographic regions (the “Compensation Peer Group”).  The Compensation Committee considers pay practices of the Compensation Peer Group with which it competes in the market for executive talent.  1st Century Bancshares executive compensation programs are designed to provide:

•                                          levels of base compensation that are competitive with the Compensation Peer Group;

•                                          annual incentive compensation that varies in a consistent manner with the achievement of individual performance objectives and financial results of 1st Century Bancshares; and

•                                          long-term incentive compensation that focuses executive efforts on building stockholder value through meeting longer-term financial and strategic goals.

In designing and administering its executive compensation programs, the Compensation Committee attempts to strike an appropriate balance among these various elements, each of which is discussed in greater detail below.  The Compensation Committee considers the pay practices of the Compensation Peer Group as one data point when determining the appropriate pay mix and compensation levels for our Named Executive Officers.  With respect to performance-based pay, the Compensation Committee believes that executive compensation should be closely tied to the financial and operational performance of 1st Century Bancshares, as well as to the individual performance and responsibility level of each Named Executive Officer. The Compensation Committee also believes there should be an equity-based component because it best aligns the executives’ interests with those of 1st Century Bancshares stockholders.  For purposes of retention, the Compensation Committee believes that the equity-based compensation should have meaningful conditions to encourage valued employees to remain in the employ of 1st Century Bancshares.  Finally, the Compensation Committee also considers other forms of executive pay (e.g., executive perquisites, supplemental executive retirement plans, and severance arrangements) as a means to attract, retain and motivate highly qualified executives.

The Elements of Compensation

Total direct compensation includes cash, in the form of base salary and annual incentives, and long-term equity incentives.  The Compensation Committee evaluates the mix between these three elements based on the pay practices of the Compensation Peer Group. During 2011, 1st Century Bancshares engaged Frederic W. Cook & Co. to assess the compensation levels of its Chief Executive Officer and President, Chief Operating Officer and Corporate Secretary to ensure that compensation levels are reasonably competitive with market rates. The Employment Arrangement discussion under “Employment and Certain Other Agreements and Employee Benefit Plans” was based in part on the results of this analysis. The Compensation Committee also considers and reviews information from other relevant survey data.

The Compensation Committee strives to be fully informed in its determination of the appropriate compensation mix and award levels for the Named Executive Officers.  The Compensation Committee also carefully considers the opinions and recommendations of the Chief Executive Officer.  All compensation decisions are made with consideration of the Compensation Committee’s guiding principles of fairness to employees, retention of talented executives and fostering improved performance, which will ultimately benefit 1st Century Bancshares stockholders.  With respect to the Named Executive Officers, the following describes in detail the objectives and policies underlying the various elements of the compensation mix:

Base Salary

It is 1st Century Bancshares philosophy that employees should be paid a base salary that is competitive with the salaries paid by the Compensation Peer Group based on each employee’s experience and performance.  Generally, 1st Century Bancshares has chosen to position cash compensation at close to market median levels for the Compensation Peer Group in order to remain competitive in attracting and retaining executive talent.

Each fiscal year, the Compensation Committee determines the target total annual cash compensation (salary and bonuses) for each Named Executive Officer.  Based on the practices of the Compensation Peer Group and several other factors, the Compensation Committee determines the appropriate allocation between salary and bonus for each Named Executive Officer.  There is a wide variety of factors the Compensation Committee considers in determining pay levels, as opposed to the decisions being based solely on market pay practices.  The Compensation Committee considers a combination of the individual executive’s performance, the performance of 1st Century Bancshares and the individual business or corporate function for which the executive is responsible, the nature and importance of the position and role within 1st Century Bancshares, the scope of the executive’s responsibility (including risk management and corporate strategic initiatives), internal relationships and the current compensation package in place for that executive, including the executive’s current annual salary and potential bonus awards.

Annual Bonus

1st Century Bancshares intends to continue its strategy of compensating the Named Executive Officers through programs that emphasize performance-based incentive compensation. Annual bonuses are set to recognize and reward executive officers and other employees who contribute meaningfully to an increase in stockholder value, profitability and customer satisfaction.  The recipients of bonuses, including the Named Executive Officers, are paid on the basis of achieving and surpassing goals for themselves, their teams and 1st Century Bancshares as a whole. The goals established for Named Executive Officers are based upon the financial plan, which is approved annually by the Board of Directors.

Long-Term Incentive Awards

Long-term incentive awards are the third component of 1st Century Bancshares total compensation package. The Compensation Committee believes that equity-based compensation ensures that 1st Century Bancshares’ officers have a continuing stake in the long-term success of 1st Century Bancshares. 1st Century Bancshares Equity Incentive Plan (the “Plan”) provides for a wide-variety of equity awards.

Options granted under the Plan typically vest over a four-year period, are granted with a ten-year term and have an exercise price equal to the fair market value of 1st Century Bancshares’ common stock on the date of grant.  Restricted stock awards typically vest over a three to five year period.  The restricted stock cannot be sold or transferred until the shares vest. Should a Named Executive Officer leave 1st Century Bancshares prior to the completion of the vesting schedule, the unvested portion of the grant is forfeited.

The Chief Executive Officer and the other Named Executive Officers participate in the Plan.  To further strengthen retention efforts and commitment levels, the Compensation Committee periodically grants awards under the Plan.  The Compensation Committee approved grants of restricted stock in fiscal year 2011 to Jason P. DiNapoli, our President, Chief Operating Officer and Corporate Secretary, Alan I. Rothenberg, our Chairman of the Board and Chief Executive Officer and Bradley S. Satenberg, our Executive Vice President and Chief Financial Officer.  In fiscal year 2011, the Compensation Committee approved a restricted stock grant of 15,000 shares to Bradley S. Satenberg at its March 24, 2011 meeting to be granted on May 15, 2012 and 30,000 shares to Jason P. DiNapoli and 30,000 shares to Alan I. Rothenberg each at its November 17, 2011 meeting to be granted on the same day.

Change-in-Control Arrangements

1st Century Bancshares has employment agreements with Alan I. Rothenberg and Jason P. DiNapoli, which require payouts upon the occurrence of certain significant events, including a change-in-control (as that term is defined in the employment agreements). The employment agreements entitle these Named Executive Officers to the separation pay discussed below under “Employment Arrangements.”  1st Century Bancshares has severance agreements with Bradley S. Satenberg and John Kevin Sampson, which require payouts upon the occurrence of certain significant events, including a change-in-control (as that term is defined in the severance agreements). The severance agreements entitle Messrs. Satenberg and Sampson to the separation pay discussed below under “Potential Payments Upon Termination or Change-in-Control.”

Deferred Compensation

1st Century Bancshares does not sponsor, or otherwise make available, a deferred compensation plan for the Named Executive Officers.

Broad-Based Benefits Programs

The Named Executive Officers are entitled to participate in the benefits programs that are available to all full-time employees.  These benefits include health, dental, vision, and life insurance, paid vacation, and contributions to a 401(k) profit sharing retirement plan.

Administrative Policies and Practices

To evaluate and administer the compensation practices of the Chief Executive Officer and other Named Executive Officers, the Compensation Committee meets a minimum of two times per year at regularly scheduled Compensation Committee meetings.  The Compensation Committee also holds “special” meetings and meets telephonically to discuss extraordinary items (such as, the hiring or dismissal of a Named Executive Officer).  For fiscal year 2011, the Compensation Committee met a total of five times.  At the end of all meetings, non-management executive sessions are conducted, if and as deemed necessary by this committee.

Timing of Grants of Options and Restricted Stock

It is the Compensation Committee’s general practice to use May 15 and/or November 15 for purposes of establishing the “grant date” for stock options and restricted stock.  In all instances, the exercise price for stock options is set at the closing price of 1st Century Bancshares common stock on the grant date.

Stock Ownership Guidelines

Stock ownership guidelines for the Named Executive Officers have not been implemented by the Compensation Committee.  The Compensation Committee, however, will continue to periodically review best practices and re-evaluate whether stock ownership guidelines are consistent with the compensation philosophy of 1st Century Bancshares and with the stockholders’ interests.

Tax Deductibility of Executive Officer Compensation

Internal Revenue Code Section 162(m) precludes a public corporation from taking a deduction for compensation in excess of $1 million for its chief executive officer or any of its four other highest paid executive officers, unless certain specific and detailed criteria are satisfied. However, performance-based compensation that has been approved by stockholders is excluded from the $1 million limit. 1st Century Bancshares plans to comply with the requirements of Section 162(m).  Accordingly, all grants made under 1st Century Bancshares plans in fiscal year 2011 qualify for the corporate tax deduction, and prospectively, the Compensation Committee will continue to carefully consider the impact of Internal Revenue Code Section 162(m) in determining the appropriate pay mix and compensation levels for each of the Named Executive Officers.

The following table sets forth all compensation awarded to, earned by or paid for services received by our Named Executive Officers for the fiscal years ended December 31, 2010 and 2011.

Summary Compensation Table

Name and Principal Position	Year	Salary($)	Bonus($)(1)	Stock Award(s)($)(2)	All Other Compensation ($)(3)	Total($)

Alan I. Rothenberg, Chairman of the Board & Chief Executive Officer	2011	$235,212	$25,000	$102,600	$26,496	$389,308
	2010	225,000	—	121,500	26,088	372,588

Jason P. DiNapoli, President, Chief Operating Officer & Corporate Secretary	2011	261,347	25,000	102,600	31,954	420,901
	2010	250,000	—	121,500	32,180	403,680

Bradley S. Satenberg, Executive Vice President & Chief Financial Officer	2011	208,333	25,000	60,000	30,095	323,428
	2010	200,000	—	101,250	29,722	330,972

(1)  Represents cash incentive bonus awards earned in 2011.

(2)  The amounts shown represent the aggregate grant date fair value of awards issued in accordance with ASC 718. Restricted stock awards are valued at the closing price on The NASDAQ Capital Market as of the grant date.

(3)  Represents the following perquisites and other personal benefits amounts:

•                  Auto Allowance.  For the year ended 2011 this includes: $6,000 for Mr. DiNapoli and $14,400 for Mr. Satenberg.  For the year ended 2010 this includes: $6,000 for Mr. DiNapoli and $14,400 for Mr. Satenberg. No auto allowance was paid to Mr. Rothenberg.

•                  Club Fees/Dues and Association Memberships. For the year ended 2011 this includes: $9,690 for Mr. DiNapoli.  For the year ended 2010 this includes $8,700 for Mr. DiNapoli.  No club fees or dues were paid to Mr. Rothenberg and Mr. Satenberg.

•                  401(k) Plan. Reflects amount of employer matching contribution to the Section 401(k) deferred compensation feature as outlined in 1st Century Bancshares’ 401(k) Plan.  For the year ended 2011 this includes: $9,408 for Mr. Rothenberg, $8,584 for Mr. DiNapoli and $8,333 for Mr. Satenberg.  For the year ended 2010 this includes: $9,000 for Mr. Rothenberg, $9,800 for Mr. DiNapoli and $8,000 for Mr. Satenberg.

Outstanding Equity Awards at Fiscal Year End

The following table lists the outstanding equity awards at December 31, 2011:

	Options Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)

Alan I. Rothenberg	370,000	$5.00	2/24/14	6,667	(1)	$23,601
	307,573	8.01	8/15/15	12,500	(2)	44,250
				30,000	(3)	106,200
				30,000	(4)	106,200

Jason P. DiNapoli	40,000	5.00	2/24/14	30,000	(5)	106,200
	7,500	8.75	4/19/15	25,000	(6)	88,500
				30,000	(3)	106,200
				30,000	(4)	106,200

Bradley S. Satenberg	—	—	—	25,000	(7)	88,500
				15,000	(8)	53,100

(1)        3,334 shares will vest in May 2012 and 3,333 shares will vest in May 2013.

(2)        6,250 shares will vest in May 2012, 3,125 shares will vest in May 2013 and 3,125 shares will vest in May 2014.

(3)        15,000 shares will vest in May 2013, 7,500 shares will vest in May 2014 and 7,500 shares will vest in May 2015.

(4)        15,000 shares will vest in November 2014, 7,500 shares will vest in November 2015 and 7,500 shares will vest in November 2016.

(5)        15,000 shares will vest in May 2012 and 15,000 shares will be vested in May 2013.

(6)        12,500 shares will vest in May 2012, 6,250 shares will vest in May 2013 and 6,250 shares will vest in May 2014.

(7)        12,500 shares will vest in May 2013, 6,250 shares will vest in May 2014 and 6,250 shares will vest in May 2015.

(8)        7,500 shares will vest in May 2014, 3,750 shares will vest in May 2015 and 3,750 shares will vest in May 2016.

No stock options were granted in 2011. No outstanding option or other equity-based award was re-priced or otherwise materially modified (such as by extension of exercise periods, the change of vesting or forfeiture conditions, the change or elimination of applicable performance criteria, or the change of the bases upon which returns are determined) in 2011.

Employment and Certain Other Agreements and Employee Benefit Plans

Employment Arrangements — Chief Executive Officer

                                                On November 4, 2011, we entered into an employment agreement with Alan I. Rothenberg, our Chairman and Chief Executive Officer.  The employment agreement has an initial term of three years, which automatically extends for additional one-year terms, unless and until either party gives notice of its desire not to extend at least sixty days before the expiration of the then current term.  Mr. Rothenberg receives an annual base salary of $292,500 and is eligible to receive annual bonuses. The Board of Directors will determine if Mr. Rothenberg should receive an annual bonus and, if so, the amount of such bonus in its sole discretion. In addition, Mr. Rothenberg is entitled to receive certain other benefits that 1st Century Bancshares extends to all of its executive employees, such as life insurance, disability insurance, health, dental, vision and other insurance benefits and participation in the 401(k) plan.  1st Century Bancshares may grant shares of restricted stock to Mr. Rothenberg from time to time under and subject to the terms and conditions of the Plan.

                                                In the event the employment of Mr. Rothenberg is terminated by 1st Century Bancshares for Cause (as defined in the employment agreement), Mr. Rothenberg is only entitled to base salary earned, paid time off accrued and unreimbursed business expenses, each through the date of termination.  In addition, if he is terminated without Cause or he terminates his employment for Good Reason (as defined in the employment agreement), Mr. Rothenberg will receive: (i) a lump sum payment equal to two times the amount of his highest base salary and annual bonus within the three-year period preceding the termination, (ii) at the discretion of the Board of Directors, a prorated bonus for the number of months worked during the year of termination, and (iii) medical, disability and life insurance benefits (the “Continuation Benefits”) until the earlier of (a) one year from the date of separation, and (b) the date he receives comparable coverage from another employer.

                                                In addition to what Mr. Rothenberg is entitled to in the event of termination for Cause, if his employment is terminated on account of permanent disability he will continue to receive his base salary then in effect for a period of one year and will also receive Continuation Benefits for a period of six months. In addition to what Mr. Rothenberg is entitled to in the event of termination for Cause, if Mr. Rothenberg’s employment terminates due to his death, his estate shall be entitled to payment of any benefits pursuant to any life insurance policy, and any unvested shares of restricted stock shall immediately vest.

                                                The employment agreement contains standard confidentiality and other business protection covenants. The employment agreement also contains a standard indemnification provision. In addition, Mr. Rothenberg may be entitled to a gross-up payment in the event he is subject to an excise tax under Section 4999 of the Internal Revenue Code as a result of payments made by 1st Century Bancshares to or for his benefit.

Employment Arrangements — President, Chief Operating Officer and Corporate Secretary

                                                On November 4, 2011, we entered into an employment agreement with Jason P. DiNapoli, our President, Chief Operating Officer and Corporate Secretary.  The employment agreement has an initial term of three years, which automatically extends for additional one-year terms, unless and until either party gives notice of its desire not to extend at least sixty days before the expiration of the then current term. Mr. DiNapoli receives an annual base salary of $325,000. Mr. DiNapoli is eligible to earn an annual bonus in accordance with the terms and conditions of the 1st Century Bancshares 2011 Incentive Compensation Plan (the “2011 Plan”), which plan has been approved by the Board of Directors. Under the 2011 Plan, his annual bonuses will be based on the level of attainment of various target goals established by the Board of Directors. Pursuant to an addendum to the employment agreement, Mr. DiNapoli is entitled to a car allowance of $500 per month. In addition, Mr. DiNapoli is entitled to receive certain other benefits that Bancshares extends to all of its executive employees, such as life insurance, disability insurance, health, dental, vision and other insurance benefits and participation in the 401(k) plan.  1st Century Bancshares may grant to Mr. DiNapoli shares of restricted stock from time to time under and subject to the terms and conditions of the Plan.

                                                In the event the employment of Mr. DiNapoli is terminated by 1st Century Bancshares for Cause (as defined in the employment agreement), Mr. DiNapoli is only entitled to base salary earned, paid time off accrued and unreimbursed business expenses, each through the date of termination.  If Mr. DiNapoli is terminated without Cause or he terminates his employment for Good Reason (as defined in the employment agreement), Mr. DiNapoli will receive: (i) a lump sum payment equal to two times the amount of his highest base salary and annual bonus within the three-year period preceding the termination, (ii) at the discretion of the Board of Directors, a prorated bonus for the number of months worked during the year of termination, and (iii) Continuation Benefits until the earlier of (a) one year from the separation date, and (b) the date he receives comparable coverage from another employer.

                                                In addition to what Mr. DiNapoli is entitled to in the event of termination for Cause, if his employment is terminated on account of permanent disability he will continue to receive his base salary then in effect for a period of one year and will also receive Continuation Benefits for a period of six months following the separation date. In addition to what Mr. DiNapoli is entitled to in the event of termination for Cause, if Mr. DiNapoli’s employment terminates due to his death, his estate shall be entitled to payment of any benefits pursuant to any life insurance policy, and any unvested shares of restricted stock shall immediately vest.

                                                The employment agreement contains standard confidentiality and other business protection covenants.  The employment agreement also contains a standard indemnification provision. In addition, Mr. DiNapoli may be entitled to a gross-up payment in the event he is subject to an excise tax under Section 4999 of the Internal Revenue Code as a result of payments made by 1st Century Bancshares to or for his benefit.

Equity Compensation Plans

1st Century Bancshares Director and Employee Stock Option Plan.  The Director and Employee Stock Option Plan provides for the issuance of incentive stock options (within the meaning of Internal Revenue Code Section 422) and non-statutory stock options.  There are 1,434,000 shares of common stock reserved for issuance under the plan.  Out of the reserved shares, 1,262,597 shares were issued as of March 26, 2012.  The plan provides that options may be granted to our directors, officers, employees and consultants.  Stock options must be granted at an exercise price of not less than 100% of the fair market value of the shares on the date of grant and have an exercise period of not longer than ten years.  All options granted to our officers, employees and directors, in their capacity as such, are subject to a vesting schedule determined by our Board of Directors.  For options granted to our directors, officers, employees and consultants, in the event any optionee’s employment is terminated or the optionee resigns as a director, officer, employee or consultant, such optionee’s options shall terminate immediately if the termination is for cause, or on the date, which is three months after any other termination or resignation, except that upon the death or disability of the optionee, the option shall terminate one year after such death or disability. The options granted under the plan are not assignable or transferable except by will or the laws of intestate distribution, with the exception of certain transfers of non-statutory stock options to an optionee’s immediate family members for estate planning purposes.  During the lifetime of an optionee, his or her option is exercisable only by the optionee.

The Equity Incentive Plan. The Equity Incentive Plan provides for the issuance of incentive stock options, restricted stock and performance shares to employees, directors and consultants.  There are 1,200,000 shares of common stock reserved for issuance under the Equity Incentive Plan.  Out of the reserved shares, 936,496 shares were issued as of March 26, 2012.  Stock options must be granted at an exercise price of not less than 100% of the fair market value of the shares on the date of the grant and have an exercise period of not longer than ten years.  All options, restricted stock and performance shares granted are subject to a vesting schedule determined by our Board of Directors.  During the period of restriction, participants holding shares of restricted stock may exercise full voting rights and shall be entitled to receive all dividends and other distributions paid with respect to such shares. For options, restricted shares and performance shares granted to our directors, officers, employees and consultants, in the event any optionee’s employment is terminated or the optionee resigns as a director, officer,  employee or consultant, such optionee’s options shall terminate in five business days if the termination is for cause, or on the date which is three months after any other termination or resignation, except upon disability or death of the optionee, the option shall terminate one year after such disability and two years after the date of death.  The options granted under this plan are not assignable or transferable except by will or the laws of intestate distribution, with the exception of certain transfers of non-statutory stock options to an optionee’s immediate family members for estate planning purposes.  During the lifetime of an optionee, his or her option is exercisable only by the optionee.

The following table details the amount of shares authorized and available under the Director and Employee Stock Option Plan and the Equity Incentive Plan as of December 31, 2011.

Stock Plan	Shares Reserved	Less Shares Previously Exercised/Vested	Less Shares Outstanding	Total Shares Available for Future Issuance

Director and Employee Stock Option Plan	1,434,000	216,924	1,045,673	171,403

Equity Incentive Plan	1,200,000	399,763	536,733	263,504

Potential Payments Upon Termination or Change-in-Control

1st Century Bancshares’ employment agreements with Alan I. Rothenberg and Jason P. DiNapoli contain  separation and change-in-control payments, which are discussed in detail under the heading “Employment and Certain Other Agreements and Employee Benefit Plans - Employment Arrangements” in this proxy statement.

On November 4, 2011, we entered into a severance agreement with Bradley S. Satenberg, our Executive Vice President and Chief Financial Officer. Pursuant to Mr. Satenberg’s severance agreement, in the event that Mr. Satenberg is terminated by 1st Century Bancshares for Cause (as that term is defined in Mr. Satenberg’s severance agreement), Mr. Satenberg is only entitled to base salary earned, paid time off accrued and unreimbursed business expenses, each through the date of termination.  In addition to what Mr. Satenberg is entitled to in the event of termination for Cause, if he is terminated without Cause or he terminates his employment for Good Reason (as that term is defined in Mr. Satenberg’s severance agreement) within twelve (12) months of a Change in Control, Mr. Satenberg will receive: (i) a lump sum payment equal to fifteen (15) months of his highest base salary and annual bonus within the three-year period preceding the termination, (ii) a prorated bonus for the number of months worked during the year of termination, (iii) immediate vesting in any of the remaining unvested shares of restricted stock and/or options granted to him under any award agreements existing as of the effective date of the agreement or awarded thereafter, and (iv) Continuation Benefits until the earlier of one year from the date of separation and the date he receives comparable coverage from another employer (or a lump sum cash payment equal to the value of the Continuation Benefits in the event final regulations are issued by the U.S. Treasury Department, which prohibit the discriminatory payment of medical coverage). As a condition to the receipt of any of the foregoing post-termination payments and benefits (except in the case of termination for Cause), Mr. Satenberg is required to provide 1st Century Bancshares with a general release from any and all claims, known and unknown, that Mr. Satenberg may have against 1st Century Bancshares.

On November 4, 2011, we entered into a severance agreement with John K. Sampson, our Executive Vice President and Chief Credit Officer. Pursuant to Mr. Sampson’s severance agreement, in the event that Mr. Sampson is terminated by 1st Century Bancshares for Cause (as that term is defined in Mr. Sampson’s severance agreement), Mr. Sampson is only entitled to base salary earned, paid time off accrued and unreimbursed business expenses, each through the date of termination.  In addition to what Mr. Sampson  is entitled to in the event of termination for Cause, if he is terminated without Cause or he terminates his employment for Good Reason (as that term is defined in Mr. Sampson’s severance agreement) within twelve (12) months of a Change in Control, Mr. Sampson will receive: (i) a lump sum payment equal to fifteen (15) months of his highest base salary and annual bonus within the three-year period preceding the termination, (ii) a prorated bonus for the number of months worked during the year of termination, (iii) immediate vesting in any of the remaining unvested shares of restricted stock and/or options granted to him under any award agreements existing as of the effective date of the agreement or awarded thereafter, and (iv) Continuation Benefits until the earlier of one year from the date of separation and the date he receives comparable coverage from another employer (or a lump sum cash payment equal to the value of the Continuation Benefits in the event final regulations are issued by the U.S. Treasury Department, which prohibit the discriminatory payment of medical coverage). As a condition to the receipt of any of the foregoing post-termination payments and benefits (except in the case of termination for Cause), Mr. Sampson is required to provide 1st Century Bancshares with a general release from any and all claims, known and unknown, that Mr. Sampson may have against 1st Century Bancshares.

Our Director and Employee Stock Option Plan and our Equity Incentive Plan contain provisions accelerating the vesting of options upon an event that would result in a change-in-control of 1st Century Bancshares.

OTHER BUSINESS

We know of no other business that will be presented for consideration at the Annual Meeting other than as stated in the Notice of the Annual Meeting.  If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named as proxies in the enclosed proxy card to vote the shares represented thereby in accordance with their best judgment and in their discretion, and authority to do so is included in the proxy delivered herewith.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR 2013 ANNUAL MEETING

If you wish to submit a proposal or nominee for consideration at our 2013 annual meeting of stockholders, you may do so by following the procedures prescribed in the Securities Exchange Act of 1934, as amended, and as adopted by the SEC.  To be eligible for inclusion in our proxy statement and proxy materials, our Corporate Secretary must receive your proposal or nominee no later than December 20, 2012.

                                                A stockholder wishing to submit a proposal or nominee for consideration at the 2013 annual meeting other than in our proxy materials is required to give written notice addressed to the Corporate Secretary, 1st Century Bancshares, Inc., 1875 Century Park East, Suite 1400, Los Angeles, California 90067, of his or her intention to make such a proposal. Assuming the 2013 annual meeting is held no more than 30 days before and no more than 60 days after May 23rd, the anniversary of the 2012 Annual Meeting, assuming further that the proxy materials for the 2012 Annual Meeting are first mailed to stockholders on April 19th and assuming that there has been no increase in the size of the Board of Directors, then to be timely, a stockholders’ notice shall be delivered to and received by the Secretary at our principal executive offices not later than the close of business on February 21, 2013 and not earlier than the close of business on January 23, 2013.  We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal or nomination that does not comply with these and the other requirements set forth in our bylaws and applicable law.

April 19, 2012	1ST CENTURY BANCSHARES, INC.

Alan I. Rothenberg Chairman of the Board & Chief Executive Officer	Jason P. DiNapoli President, Chief Operating Officer & Corporate Secretary

YOUR VOTE IS IMPORTANT! annual Meeting Materials are available on-line at: http://www.1cbank.com/annualmeetingmaterials.html you can vote in one of three ways: 1. Call toll free 1-855-822-7112 on a Touch-Tone Phone. There is NO CHARGE to you for this call. or 2. Via the Internet at http://www.rtcoproxy.com/fcty and follow the instructions. or 3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope. PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS REVOCABLE PROXY 1ST CENTURY BANCSHARES, INC. ANNUAL MEETING OF STOCKHOLDERS MAY 23, 2012, 5:00 PM, LOCAL TIME THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder of record hereby appoints Robert A. Moore and Barry D. Pressman, M.D., and either of them, with full power of substitution, as proxies for the stockholder, to attend the Annual Meeting of Stockholders of 1st Century Bancshares, Inc. (the “Company”), to be held at the Company’s principal executive office located at 1875 Century Park East, Suite 100, Los Angeles, CA 90067, on Wednesday, May 23, 2012, at 5:00 p.m., local time and any adjournments thereof, and to vote all shares of common stock of the Company that the stockholder is entitled to vote upon each of the matters referred to in this proxy and, at their discretion, upon such other matters as may properly come before the Annual Meeting of Stockholders. This proxy, when properly executed, will be voted in the manner directed herein by the stockholder of record as of March 26, 2012. If no direction is made, this proxy will be voted FOR all proposals. PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE. Á Á (Continued, and to be marked, dated and signed, on the other side) FOLD AND DETACH HERE 1ST CENTURY BANCSHARES, INC. — ANNUAL MEETING, May 23, 2012 6329

Proposal No. 1: Election of Directors (01) Dave Brooks (02) Joseph J. Digange (03) Jason P. DiNapoli (04) Eric M. George (05) Alan D. Levy (06) Robert A. Moore (07) Barry D. Pressman, M.D. (08) Alan I. Rothenberg (09) Nadine I. Watt (10) Lewis N. Wolff (11) Stanley R. Zax IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW S INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below. your vote is important! PROXY VOTING INSTRUCTIONS Stockholders of record have three ways to vote: 1. By Mail; or 2. By Telephone (using a Touch-Tone Phone); or 3. By Internet. A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3:00 a.m., Eastern Time, May 23, 2012. It is not necessary to return this proxy if you vote by telephone or Internet. Á Á FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 3:00 a.m., Eastern Time, May 23, 2012: 1-855-822-7112 Vote by internet anytime prior to 3:00 a.m., Eastern Time, May 23, 2012 go to http://www.rtcoproxy.com/fcty Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted. REVOCABLE PROXY 1ST CENTURY BANCSHARES, INC. PLEASE MARK VOTES AS IN THIS EXAMPLE X Annual Meeting of Stockholders MAY 23, 2012 With- For All For hold Except For Against Abstain Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm Crowe Horwath LLP THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS. Mark here if you plan to attend the meeting Mark here for address change and note change IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS for the Annual Meeting: The Notice and Proxy Statement and Form 10-k are available at http://www.1cbank.com/annualmeetingmaterials.html Date Sign above Please be sure to date and sign this proxy card in the box below. When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

YOUR VOTE IS IMPORTANT! ANNUAL MEETING MATERIALS ARE AVAILABLE ON-LINE AT: HTTP://WWW.1CBANK.COM/ANNUALMEETINGMATERIALS.HTML you can vote in one of three ways: 1. Call toll free 1-855-822-7112 on a Touch-Tone Phone. There is NO CHARGE to you for this call. or 2. Via the Internet at http://www.rtcoproxy.com/fcty and follow the instructions. or 3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope. PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS REVOCABLE PROXY 1ST CENTURY BANCSHARES, INC. ANNUAL MEETING OF STOCKHOLDERS May 23, 2012, 5:00 pm, local time THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder of record hereby appoints Robert A. Moore and Barry D. Pressman, M.D., and either of them, with full power of substitution, as proxies for the stockholder, to attend the Annual Meeting of Stockholders of 1st Century Bancshares, Inc. (the “Company”), to be held at the Company’s principal executive office located at 1875 Century Park East, Suite 100, Los Angeles, CA 90067, on Wednesday, May 23, 2012, at 5:00 p.m., local time and any adjournments thereof, and to vote all shares of common stock of the Company that the stockholder is entitled to vote upon each of the matters referred to in this proxy and, at their discretion, upon such other matters as may properly come before the Annual Meeting of Stockholders. This proxy, when properly executed, will be voted in the manner directed herein by the stockholder of record as of March 26, 2012. If no direction is made, this proxy will be voted FOR all proposals. PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE. Á Á (Continued, and to be marked, dated and signed, on the other side) FOLD AND DETACH HERE 1ST CENTURY BANCSHARES, INC. — ANNUAL MEETING, May 23, 2012 7595

Proposal No. 1: Election of Directors (01) Dave Brooks (02) Joseph J. Digange (03) Jason P. DiNapoli (04) Eric M. George (05) Alan D. Levy (06) Robert A. Moore (07) Barry D. Pressman, M.D. (08) Alan I. Rothenberg (09) Nadine I. Watt (10) Lewis N. Wolff (11) Stanley R. Zax IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW S INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below. your vote is important! PROXY VOTING INSTRUCTIONS Stockholders of record have three ways to vote: 1. By Mail; or 2. By Telephone (using a Touch-Tone Phone); or 3. By Internet. A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3:00 a.m., Eastern Time, May 23, 2012. It is not necessary to return this proxy if you vote by telephone or Internet. Á Á FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 3:00 a.m., Eastern Time, May 23, 2012: 1-855-822-7112 Vote by internet anytime prior to 3:00 a.m., Eastern Time, May 23, 2012 go to http://www.rtcoproxy.com/fcty Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted. REVOCABLE PROXY 1ST CENTURY BANCSHARES, INC. PLEASE MARK VOTES AS IN THIS EXAMPLE X Annual Meeting of Stockholders MAY 23, 2012 With- For All For hold Except For Against Abstain Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm Crowe Horwath LLP THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS. Mark here if you plan to attend the meeting Mark here for address change and note change IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS for the Annual Meeting: The Notice and Proxy Statement and Form 10-k are available at http://www.1cbank.com/annualmeetingmaterials.html Date Sign above Please be sure to date and sign this proxy card in the box below. When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

x ANNUAL MEETING OF STOCKHOLDERS MAY 23, 2012 Detach above card, sign, date and mail in postage paid envelope provided. PLEASE ACT PROMPTLY PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. 1ST CENTURY BANCSHARES, INC REVOCABLE PROXY 1ST CENTURY BANCSHARES, INC Á Á The undersigned hereby appoints Robert A. Moore and Barry D. Pressman, M.D., and either of them, with full power of substitution, as proxies for the stockholder, to attend the Annual Meeting of the Stockholders of 1st Century Bancshares, Inc. (the “Company”), to be held at the Company’s principal executive office located at 1875 Century Park East, Suite 100, Los Angeles, CA 90067, on Wednesday, May 23, 2012, at 5:00 p.m., local time, and any adjournments thereof, and to vote all shares of the common stock of the Company that the stockholder is entitled to vote upon each of the matters referred to in the proxy and, at their discretion, upon such other matters as may properly come before this meeting. IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED. PLEASE MARK VOTES AS IN THIS EXAMPLE 6329 IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS for the Annual Meeting: The Notice and Proxy Statement and Form 10-k are available at http://www.1cbank.com/annualmeetingmaterials.html With- For All For hold Except For Against Abstain INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below. Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm Crowe Horwath LLP THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. This proxy, when properly executed, will be voted in the manner directed herein by the stockholder of record. If no directions is made, this proxy will be voted FOR all Proposals. Proposal No. 1: Election of Directors Dave Brooks, Joseph J. Digange, Jason P. DiNapoli, Eric M. George, Alan D. Levy, Robert A. Moore, Barry D. Pressman, M.D., Alan I. Rothenberg, Nadine I. Watt, Lewis N. Wolff and Stanley R. Zax Date Sign above Please be sure to date and sign this proxy card in the box below. When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.